SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):     September 11, 2013

Sterling Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

111 North Wall Street Spokane, Washington 99201
(Address, including Zip Code, Principal Executive Offices)

(509) 358-8097
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐ Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Merger Agreement

On September 11, 2013, Sterling Financial Corporation, a Washington corporation (“Sterling”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Umpqua Holdings Corporation, an Oregon corporation (“Umpqua”).  The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement:

•	Sterling will merge (the “Merger”) with and into Umpqua, whereupon the separate existence of Sterling will cease and Umpqua will be the surviving corporation; and

•
immediately after the Merger, Sterling Savings Bank, a Washington state-chartered bank and wholly owned subsidiary of Sterling (“Sterling Bank”), will merge (the “Bank Merger”) with and into Umpqua Bank, an Oregon state-chartered bank and wholly owned subsidiary of Umpqua (“Umpqua Bank”), whereupon the separate existence of Sterling Bank will cease.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Sterling common stock (other than certain shares held by Sterling, Umpqua and their respective subsidiaries and other than shares with respect to which appraisal rights have been properly demanded in accordance with Chapter 23B.13 of the Washington Business Corporation Act) will be converted into the right to receive (x) 1.671 shares of Umpqua common stock and (y) $2.18 in cash, without interest (together, the “Merger Consideration”).  At the Effective Time, except for certain out-of-the-money options that may be cancelled, each outstanding option to purchase shares of Sterling common stock, whether or not vested or exercisable, will be converted into an option to purchase shares of Umpqua common stock based on the exchange ratio set forth in the Merger Agreement and will thereafter continue to be subject to the same terms and conditions applicable to such Sterling option.  At the Effective Time, each restricted stock unit of Sterling common stock shall be converted into a restricted stock unit of Umpqua common stock based on the exchange ratio set forth in the Merger Agreement and will thereafter continue to be subject to the same terms and conditions applicable to such Sterling restricted stock unit.  At the Effective Time, each warrant to acquire Sterling common stock will, in accordance with the terms of such warrant, be converted into a warrant exercisable for the Merger Consideration that the Sterling common stock issuable upon exercise of the warrant immediately prior to the Effective Time would have been entitled to receive upon consummation of the Merger.

In accordance with the Merger Agreement, at the Effective Time, the board of directors of Umpqua will consist of 13 members, consisting of:

•	Raymond P. Davis, Umpqua’s chief executive officer;

•	eight directors designated by Umpqua, all of which will be independent directors of the surviving corporation under the NASDAQ listing rules;

•	up to two directors designated pursuant to the Investor Letter Agreements (as defined below); and

•
four directors (less the number of directors either (i) designated pursuant to the Investor Letter Agreements or (ii) if not so designated, retained as a contractual right to be so designated under an Investor Letter Agreement and not irrevocably and permanently waived prior to the Effective Time) chosen by Sterling’s existing board of directors from a list mutually agreed by Umpqua and Sterling prior to the entry into the Merger Agreement.

Among other things, the Merger Agreement provides that Mr. Davis will be Chief Executive Officer of the surviving corporation in the Merger, and J. Gregory Seibly, Sterling’s chief executive officer, and Cort L. O’Haver, Umpqua Bank’s senior executive vice president, will be Co-Presidents of the surviving corporation in the Bank Merger and Senior Executive Vice Presidents of the surviving corporation in the Merger.  In addition, the chairperson of the board of directors of the surviving corporation in the Merger will be the existing chairperson of the board of directors of Umpqua.

Simultaneous with the execution of the Merger Agreement, Umpqua entered into employment agreements with certain key individuals of Sterling, including Mr. Seibly (collectively, the “Employment Agreements”), in each case, to be effective as of and subject to the occurrence of the Effective Time. The Employment Agreements set forth the terms and conditions of each such individual’s employment with Umpqua following the Effective Time and, when effective, supersede and replace any prior employment, change of control or other similar agreement with such individual.

Each party’s obligation to complete the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by the holders of a majority of the votes entitled to be cast by the shares of Umpqua common stock entitled to vote thereon and two-thirds of the shares of Sterling common stock entitled to vote thereon, (b) approval of an amendment to the Umpqua articles of incorporation to increase the number of authorized shares of common stock by Umpqua’s shareholders, (c) effectiveness of the registration statement on Form S-4 for the Umpqua common stock to be issued in the Merger, (d) authorization for listing on NASDAQ of the shares of Umpqua common stock to be issued in the Merger, (e) receipt of required regulatory approvals for the Merger and the Bank Merger from the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Oregon and Washington bank regulators, in each case without the imposition of any materially burdensome regulatory condition, and (f) no injunction, law or other legal prohibition having been entered or enacted that prevents the consummation of the Merger or the Bank Merger.  Each party’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party in the Merger Agreement, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Sterling and Umpqua have each made customary representations, warranties and covenants in the Merger Agreement.  Each of Sterling and Umpqua have agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course between the date of the Merger Agreement and the Effective Time and not to take certain specified actions during such period, (b) subject to certain exceptions, to (i) convene a meeting of its shareholders to approve the Merger Agreement and the transactions contemplated thereby and (ii) use reasonable best efforts to obtain the relevant shareholder approvals, and (c) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide information in connection with, any alternative acquisition proposal.  Sterling and Umpqua have agreed not to pay any dividends to their shareholders other than regular quarterly dividends of $0.20 per share in the case of Sterling and $0.15 per share in the case of Umpqua, and the parties have agreed to coordinate the record and payment dates of dividends so that holders of Sterling common stock will not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Sterling common stock and any shares of Umpqua common stock any such holder receives in exchange therefor in the Merger.

The Merger Agreement contains certain termination rights for both Sterling and Umpqua. It further provides that, upon termination of the Merger Agreement under certain circumstances, subject to the terms of the Merger Agreement, a termination fee of $75 million becomes payable by one party to the other party.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Sterling, Umpqua or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specific dates.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors; and will not survive closing.  Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of Sterling, Umpqua or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the parties publicly file with the Securities and Exchange Commission.

Investor Letter Agreements

On September 11, 2013, in connection with the Merger Agreement, each of (i) Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI (collectively, “THL”) and Warburg Pincus Private Equity X. L.P. and (ii) Warburg Pincus X Partners, L.P. (collectively, “WP”, and together with THL, the “Investors”), who in the aggregate have the right to vote approximately 42% of the outstanding shares of Sterling’s common stock, entered into letter agreements with Umpqua and Sterling (the “Investor Letter Agreements”).

Subject to the terms of the applicable Investor Letter Agreements, each Investor has agreed to vote its shares in Sterling in favor of the Merger, unless (i) Sterling’s board of directors has effected a change in board recommendation in accordance with the Merger Agreement; (ii) Sterling’s shareholders have voted on the Merger; (iii) the Merger Agreement has been amended or modified without such Investor’s written consent; or (iv) the date that is the first anniversary of the date of the Merger Agreement has occurred or the Effective Time has occurred.  In addition, each Investor has agreed, subject to the terms of the applicable Investor Letter Agreement, not to solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) the submission of any alternative acquisition proposal by, or participate in negotiations with, any third party in connection with any alternative acquisition proposal.  The Investors’ representatives on Sterling’s board of directors are not restricted from discharging their fiduciary duties as directors of Sterling.  Each Investor Letter Agreement provides that upon the occurrence of the Effective Time the Investor Agreement previously entered into between THL or WP, on the one hand, and Sterling, on the other hand, will be amended as set forth therein, including amendments relating to (i) the right to select a director of the surviving corporation in the Merger, (ii) the removal of gross-up rights, and (iii) certain registration rights.

The foregoing description of the Investor Letter Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  Umpqua Holdings Corporation (“Umpqua”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus of Sterling Financial Corporation (“Sterling”) and Umpqua, and Sterling and Umpqua will each file other documents with respect to the proposed merger.  A definitive joint proxy statement/prospectus will be mailed to shareholders of Sterling and Umpqua.  Investors and security holders of Sterling and Umpqua are urged to read the joint proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information.  Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Sterling or Umpqua through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Sterling will be available free of charge on Sterling’s internet website at www.sterlingfinancialcorporation.com or by contacting Sterling’s Investor Relations Department at 509.358.8097.  Copies of the documents filed with the SEC by Umpqua will be available free of charge on Umpqua’s internet website at www.umpquaholdingscorp.com  or by contacting Umpqua’s Investor Relations Department at 503.268.6675.

Sterling, Umpqua, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Sterling is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 15, 2013, and its Current Reports on Form 8-K or 8-K/A, which were filed with the SEC on January 28, 2013 (Item 1.01), March 4, 2013, May 2, 2013 (Item 5.07), May 10, 2013, June 20, 2013 and August 9, 2013, respectively.  Information about the directors and executive officers of Umpqua is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 15, 2013, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, which were filed with the SEC on May 2, 2013 and August 6, 2013, respectively, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on February 25, 2013, and its Current Reports on Form 8-K, which were filed with the SEC on January 14, 2013, April 11, 2013 and April 22, 2013 (Item 5.07), respectively.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “can”, “believe”, “expect”, “project”, “intend”, “likely”, “plan”, “seek”, “should”, “would”, “estimate” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts.  These forward-looking statements are subject to numerous risks and uncertainties.  Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond Sterling’s and Umpqua’s control.  These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Sterling or Umpqua in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to promptly and effectively integrate the businesses of Sterling and Umpqua; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions.  Sterling and Umpqua undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Sterling’s and Umpqua’s most recent Form 10-K and 10-Q reports and to Sterling’s and Umpqua’s most recent Form 8-K reports, which are available online at www.sec.gov.  No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Sterling or Umpqua.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
2.1
Agreement and Plan of Merger, dated as of September 11, 2013, between Sterling Financial Corporation and Umpqua Holdings Corporation.  (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Sterling Financial Corporation agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

10.1
Investor Letter Agreement, dated as of September 11, 2013, among Sterling Financial Corporation, Umpqua Holdings Corporation and Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P.

10.2
Investor Letter Agreement, dated as of September 11, 2013, among Sterling Financial Corporation, Umpqua Holdings Corporation and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sterling Financial Corporation

Date:	September 17, 2013	By:	/s/ Patrick J. Rusnak
			Name:	Patrick J. Rusnak
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 11, 2013, between Sterling Financial Corporation and Umpqua Holdings Corporation.  (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Sterling Financial Corporation agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

10.1
Investor Letter Agreement, dated as of September 11, 2013, among Sterling Financial Corporation, Umpqua Holdings Corporation and Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund VI, L.P.

10.2
Investor Letter Agreement, dated as of September 11, 2013, among Sterling Financial Corporation, Umpqua Holdings Corporation and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P.